                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

The active subsidiaries of SunLink Health Systems, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

                                                      JURISDICTION             PERCENTAGE OF
                                                        IN WHICH             VOTING SECURITIES
          NAME OF SUBSIDIARY                          INCORPORATED                 OWNED
          ------------------                          ------------           -----------------
KRUG Properties Inc.                                  Ohio                      100% (1)
SunLink Services, Inc.                                Georgia                   100%
Optima Healthcare Corporation                         Georgia                   100%
SunLink Healthcare Corp.                              Delaware                  100%
KRUG International (UK) Ltd.                          United Kingdom            100%
 Bradley International Holdings Limited               United Kingdom            100% (2)
 Klippan S.A.R.L.                                     France                    100% (1) (3)
 Klippan GmbH                                         Germany                   100% (1) (3)
 Southern Health Corporation                          Georgia                   100% (4)
 Dexter Hospital, Inc.                                Delaware                  100% (4)
 Clanton Hospital, Inc.                               Delaware                  100% (4)
 Southern Health Corporation
     of Jasper, Inc.                                  Georgia                   100% (5)
 Southern Health Corporation
     of Houston, Inc.                                 Georgia                   100% (5)
 Southern Health Corporation
     of Ellijay, Inc.                                 Georgia                   100% (5)
 Southern Health Corporation
     of Dahlonega, Inc.                               Georgia                   100% (5)
Pickens Health Care Association, Inc.                 Georgia                   100% (5)
Southeastern Healthcare Alliance, Inc.                Georgia                   100% (5)

(1) Subsidiaries included within discontinued operations.
(2) Subsidiaries of KRUG International (UK) Ltd.
(3) Subsidiary of Bradley International Holdings Ltd.
(4) Subsidiary of SunLink Healthcare Corp.
(5) Subsidiary of Southern Health Corporation